UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Phunware, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1002 West Avenue
Austin, Texas 78701

November [__], 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the "Annual Meeting") of Phunware, Inc. to be held on December 20, 2023 at 11:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. Instructions on how to attend the Annual Meeting are posted at www.proxydocs.com/PHUN. Prior registration to attend the Annual Meeting is required. Stockholders must register to attend the Annual Meeting at www.proxydocs.com/PHUN. Only stockholders who held shares at the close of business on the record date, October 26, 2023, may vote at the Annual Meeting, including any adjournment thereof.

The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

You may cast your vote by proxy over the Internet or by telephone to ensure your shares will be represented. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

We look forward to your attendance at the Annual Meeting.

Sincerely yours,

/s/ Michael Snavely	/s/ Ryan Costello
Michael Snavely	Ryan Costello
Director and Chief Executive Officer	Chairperson of the Board of Directors

1002 West Avenue
Austin, Texas 78701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Virtual Meeting Only - No Physical Meeting Location
To Be Held On December 20, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the "Annual Meeting") of Phunware, Inc., a Delaware corporation (the "Company"), which will be held on Wednesday, December 20, 2023 at 11:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/PHUN.

At the Annual Meeting, stockholders will vote on the following matters:

1.To elect one director to the Company's Board of Directors (the "Board"), to serve as a Class II director for a term of three years expiring at the annual meeting of stockholders to be held in 2026 and until their successor has been duly elected and qualified.
2.To ratify the selection by the Audit Committee of the Board of Marcum LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.
3.To approve and adopt a proposed amendment to the Company's Certificate of Incorporation (the "Reverse Stock Split Amendment") to effect a reverse stock split of the Company's common stock at a ratio ranging from 1-for-10 shares up to a ratio of 1-for-50 shares, which ratio will be selected by our Board and set forth in a public announcement (the "Reverse Stock Split").
4.To approve, for the purposes of Nasdaq Listing Rule 5635, the issuance of shares of the Company's common stock to Streeterville Capital, LLC ("Streeterville") upon the conversion of an amended promissory note.
5.To approve, for the purposes of Nasdaq Listing Rule 5635, the issuance of shares of the Company's common stock to Lincoln Park Capital, LLC ("Lincoln Park") pursuant to a stock purchase agreement between the Company and Lincoln Park.
6.To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

The record date for the Annual Meeting is October 26, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting To Be Held On Wednesday, December 20, 2023 at 11:00 a.m. Eastern Time:
The Proxy Statement and the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022 are available online at www.proxydocs.com/PHUN.

You are cordially invited to attend the Annual Meeting, conducted via a live audio webcast, by registering at www.proxydocs.com/PHUN. In order to attend, you must register in advance prior to the meeting.

YOUR VOTE IS VERY IMPORTANT

Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. Even if you have voted by proxy, you may still vote if you attend the Annual Meeting.

The Board of Directors recommends you vote (1) FOR the director nominee, (2) FOR the ratification of the appointment of Marcum LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023, (3) FOR the approval of the Reverse Stock Split, (4) FOR the issuance of shares to Streeterville and (5) FOR the issuance of shares to Lincoln Park.

By Order of the Board of Directors,

/s/ Michael Snavely
Michael Snavely
Director and Chief Executive Officer
Austin, Texas
November [__], 2023

1002 West Avenue
Austin, Texas 78701

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
Virtual Meeting Only - No Physical Meeting Location
To Be Held On December 20, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of Phunware, Inc. (the “Board”) is soliciting your proxy to vote at Phunware’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be conducted via a live audio webcast on Wednesday, December 20, 2023 at 11:00 a.m. Eastern Time. The Annual Meeting can be accessed by visiting www.proxydocs.com/PHUN.

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are being distributed and made available on or about November [__], 2023. As used in this Proxy Statement, references to “we,” “us,” “our,” “Phunware” and the “Company” refer to Phunware, Inc. and its subsidiaries.
Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We will begin distributing the Notices on or about November [__], 2023 to all stockholders of record entitled to vote at the Annual Meeting.

What proxy materials are available on the Internet?

This Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at www.proxydocs.com/PHUN.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be held entirely online via a live audio webcast which will begin promptly at 11:00 a.m. Eastern Time on Wednesday, December 20, 2023. Stockholders may vote while connected to the Annual Meeting.

In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/PHUN. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting. Please be sure to follow the instructions found on your proxy card and subsequent instructions that will be delivered to your email one (1) hour prior to the start of the Annual Meeting.
Who can vote at the Annual Meeting?

If you are a stockholder of record as of the record date, October 26, 2023, you may vote your shares by following the instructions provided on the Notice to log in to www.proxydocs.com/PHUN. You will be asked to provide the control number from your Notice.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must obtain a valid proxy from your broker, bank or other agent to vote online during the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

Vote by Proxy
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.

If you are a stockholder of record, you may vote by proxy over the telephone or through the Internet:

1.To vote over the telephone, dial toll-free 1-866-363-3966 and follow the recorded instructions. You will be asked to provide the control number from the Notice.
2.To vote through the Internet, go to www.proxydocs.com/PHUN to complete an electronic proxy card. You will be asked to provide the control number from the Notice.

We are providing Internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Stockholder of Record: Shares Registered in Your Name

If on the record date, October 26, 2023, your shares were registered directly in your name with Phunware’s transfer agent, Continental Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the record date, October 26, 2023, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are currently five matters scheduled for a vote:

1.Election of one director to the Board, to serve as a Class II director for a term of three years expiring at the annual meeting of stockholders to be held in 2026 and until their successor has been duly elected and qualified;
2.Ratification of the selection by the Audit Committee of the Board of Marcum LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023;
3.Approval of an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's common stock at a ratio ranging from 1-for-10 shares up to a ratio of 1-for-50 shares, which ratio will be selected by our Board;
4.Approval of the issuance of shares of the Company's common stock to Streeterville Capital, LLC ("Streeterville") for the purposes of Nasdaq Listing Rule 5635; and
5.Approval of the issuance of shares of the Company's common stock to Lincoln Park Capital, LLC ("Lincoln Park") for the purposes of Nasdaq Listing Rule 5635.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How many votes do I have?

Stockholders of Record: Shares Registered in Your Name

On each matter to be voted upon, you have one vote for each share of common stock you own as of the record date, October 26, 2023. On the record date, there were 133,270,351 shares of common stock outstanding and entitled to vote.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by proxy over the telephone, through the Internet, or at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.

What if I vote but do not make specific choices?

If you vote without marking voting selections, the shares represented by your proxy will be voted as recommended by the Board. If any other matter is properly presented at the Annual Meeting, your proxyholder will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies online, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

1.You may grant a subsequent proxy by telephone or through the Internet.
2.You may send a timely written notice that you are revoking your proxy to Phunware’s Secretary at 1002 West Avenue, Austin, Texas 78701.
3.You may attend the Annual Meeting and vote in-person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials within the processes of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proposal must be submitted in writing not later than June [__], 2024 to Phunware’s Secretary at 1002 West Avenue, Austin, Texas 78701 and comply with all applicable requirements of Rule 14a-8.

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the 2024 Annual Meeting of Stockholders, as well as nominations of persons for election as directors of the Company at the 2024 Annual Meeting of Stockholders, must be submitted in writing not earlier than August [__], 2024 and not later than September [__], 2024 to Phunware’s Secretary at 1002 West Avenue, Austin, Texas 78701 and comply with the requirements in the Company’s Amended and Restated Bylaws. However, if our 2024 Annual Meeting of Stockholders is held before November 20, 2024 or after February 18, 2025, then the deadline is not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined in our Amended and Restated Bylaws) of the date of such annual meeting is first made.

You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees for our 2024 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 21, 2024.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, with respect to Proposal 1, votes “For,” “Withhold” and broker non-votes, and, with respect to Proposals 2, 3, 4 and 5, votes “For,” “Against,” abstentions and, if applicable, broker non-votes.
What are “broker non-votes”?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required.

    If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares on Proposal No. 2, the ratification of Marcum, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on Proposal No. 1, the election of a Class II director, Proposal 3, approval of the reverse stock split amendment, Proposal 4, approval of the issuance of common stock to Streeterville for purposes of Nasdaq Rule 5635, or Proposal 5, approval of the issuance of common stock to Lincoln Park for purposes of Nasdaq Rule 5635.

How many votes are needed to approve each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
1. Election of Class II director	Plurality of votes cast	No
2. Ratification of Marcum LLP	Majority of votes cast	Yes
3. Approval of the Reverse Stock Split Amendment	Majority of votes cast	No
4. Approval of the issuance of common stock to Streeterville for purposes of Nasdaq Rule 5635	Majority of votes cast	No
5. Approval of the issuance of common stock to Lincoln Park for purposes of Nasdaq Rule 5635	Majority of votes cast	No

For Proposal 1, the election of a Class II director, the nominee receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome. There is no "Against" option and votes that are "withheld" or not cast, including broker non-votes, are not counted as votes "For" or "Against."

To be approved, Proposals 2, 3, 4 and 5 must receive “For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect and will not be counted in determining the number of shares necessary for approval.

Dissenters' rights are not applicable to any of the matters being voted upon at the Annual Meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least one-third of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, October 26, 2023, there were 133,270,351 shares outstanding and entitled to vote. Thus, the holders of 44,423,451 shares must be present during the Annual Meeting or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Annual Meeting's chairperson or holders of a majority of shares represented at the Annual Meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

EXECUTIVE OFFICERS, DIRECTORS, AND CORPORATE GOVERNANCE

The following table sets forth the names, ages and positions of our executive officers, director nominees and directors whose terms will continue after the Annual Meeting:

Name	Age	Position
Executive Officers
Michael Snavely	55	Chief Executive Officer and Class III Director
Troy Reisner	56	Chief Financial Officer
Randall Crowder	43	Chief Operating Officer
Chris Olive	53	Chief Legal Officer

Non-Employee Directors
Stephen Chen (1)(2)(3)	40	Class I Director
Ryan Costello (1)(2)(3)(4)	47	Class II Director and Chairperson
Rahul Mewawalla (1)(2)(3)	45	Class I Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee
(4)	Nominee for election at the Annual Meeting

Executive Officers

Each of our executive officers serves at the discretion of the Board and will hold office until his successor is duly appointed and qualified or until his earlier resignation or removal. The following biographical descriptions set forth certain information with respect to our executive officers based on information furnished to us by each such officer.
Michael Snavely joined Phunware as its Chief Revenue officer in September 2023 and was appointed as Chief Executive Officer effective October 25, 2023. Mr. Snavely was also appointed to serve as a Class III director effective October 26, 2023 to fill the vacancy left when Russell Buyse resigned as Chief Executive Officer on October 25, 2023 and Class III director on October 26, 2023. Prior to joining Phunware, he served as the General Manager of Vidable AI, a unit of Sonic Foundry (Nasdaq: SOFO) of Madison, Wisconsin since 2022. From 2019 until 2022, Mr Snavely was chief commercial officer at CBANC, which provides a professional network of U.S. banking institutions, the people that work for them and the vendors who serve them. From 2017 to 2018, he was president of Springbox, a growth and transformation consulting firm, which was acquired by Prophet in 2019. From 2016 to 2017, he worked for Tile as a global business development leader. Mr. Snavely was previously employed by Phunware from 2014 to 2016, as the executive vice president of global software sales and marketing. Prior to working at Phunware, he worked at Mutual Mobile (2011 - 2014), Bazaarvoice (2009 - 2011) and The Alliant Group (2007 - 2009), among other roles in his career. Mr. Snavely earned a BA from the College of Wooster in Wooster, Ohio and a J.D. from The Ohio State University. He is licensed (inactive) as an attorney at law in the State of Ohio.
Troy Reisner has served as Phunware's Chief Financial Officer since June 2023. Previously he was the Chief Financial Officer at Keystone Tower Systems, Inc., a manufacturer of wind turbines, headquartered in Denver, Colorado. Prior to joining Keystone in December 2019, Mr. Reisner was a partner with with the public accounting firm of Deloitte & Touche LLP until his retirement in June 2019. In January 2022, he was appointed to the board of CEA Industries, Inc., (Nasdaq: CEAD), which designs, engineers and sells environmental control and other technologies for the controlled environment agriculture industry, where he also serves as chairman of their audit committee and member of their compensation and strategic investments committee. Mr. Reisner earned a B.S. degree in Accounting from Southern Illinois University at Edwardsville, has practiced as a Certified Public Accountant for over 30 years and is licensed (inactive) as a CPA in the State of Missouri.

Randall Crowder has served as Phunware’s Chief Operating Officer since February 2018, and on our Board between December 2018 and September 2022. In September 2017, he founded and continues to serve as the Managing Partner of Nove Ventures, a venture capital firm, which focuses on investing in established companies like Phunware that are seeking to leverage blockchain technology to complement their core business model. Since August 2009, Mr. Crowder has also been a co-founder and Managing Partner at TEXO Ventures, which focuses primarily on tech-enabled health services. Mr. Crowder holds a B.S. in General Management from the United States Military Academy at West Point and an M.B.A. from the McCombs School of Business at the University of Texas at Austin.

Chris Olive joined Phunware in April 2022 as Chief Legal Officer. Prior to his tenure at Phunware, Mr. Olive was a partner at Bracewell LLP in Dallas, Texas, from 2006 to 2022. Mr. Olive brings to Phunware diverse transactional and regulatory experience, in which he has previously represented clients in various capacities in, among other things, complex, bespoke and customized credit facilities, structured financings, swaps and derivatives, insurance finance, corporate acquisitions, financial instrument and commodity purchase and sale and repurchase transactions and related banking, financial and other regulatory matters. He has also served as an associate at Jones Day and served in the United States Army Judge Advocate General’s Corps. Mr. Olive has a BBA in Finance with honors from the University of Miami, a JD from the Southern Methodist University School of Law and an LLM in Banking & Finance Law with distinction from the University of London.

Non-Employee Directors and Nominee

The following biographical descriptions set forth certain information with respect our non-employee directors and the current nominee for election to serve as a non-employee director based on information furnished to us by each such director or nominee.

Stephen Chen, who was elected to serve as a non-employee Class I director in November 2022 is a board-tested operational leader and chief financial officer. Since July 2016, Mr. Chen has served as chief financial officer of Kent Moore Capital, an investment and advisory firm focused on specialty finance, where he also currently sits on the board of directors. Also, since 2016, he has served as chief financial officer of BioIntegrate, a regenerative medicine company. Mr. Chen has been involved in blockchain related projects since 2018, and, in 2021, he co-founded IHBit Global, a diversified blockchain holding company with assets including a crypto exchange, token project, electronic sports team and basketball team. From 2012 to 2016, Mr. Chen was a director for Hudson International, a global private investment firm. From 2008 to 2012, he led the emerging markets investment banking team at Oppenheimer Investments North America. Prior to joining Oppenheimer, Mr. Chen was a Vice President at J.P. Morgan. Mr. Chen has a B.S. degree from Brown University.

We believe Mr. Chen is qualified to serve as a member of our Board because of his expertise in financial services and technology, including blockchain.

Ryan Costello was appointed to serve as a non-employee Class II director of Phunware in September 2021 and serves as our Chairperson. Mr. Costello founded Ryan Costello Strategies, LLC, which provides strategic counsel and advocacy efforts on behalf of companies, trade associations and other organizations seeking to advance their objectives in the legislative and regulatory policy process within the federal government. From January 2015 to January 2019, Mr. Costello served as a member of the U.S. House of Representatives for Pennsylvania's 6th congressional district, where he served on numerous committees and subcommittees, including the Subcommittee on Communications and Technology and the Subcommittee on Digital Commerce and Consumer Protection. Prior to serving in Congress, Mr. Costello was an attorney in private practice representing clients in various facets of law, including regulatory compliance and financing. In October 2023, Mr. Costello was appointed to the board of Mawson Infrastructure Group (Nasdaq: MIGI). From September 2021 to June 2022, Mr. Costello served on the board of Red White & Bloom Brands, Inc. (CSE: RWB and OTCQX: RWBYF), a multi-state cannabis operator. He is certified by the National Association of Corporate Directors, which equips directors with the foundation of knowledge sought by boards to effectively contribute in the boardroom. Mr. Costello is a graduate of Ursinus College, B.A., with honors, and received a JD from Villanova University Charles Widger School of Law.

We believe Mr. Costello is qualified to serve as a member of our Board because of his expertise in law, governmental affairs and technology. Mr. Costello is a nominee for re-election to our Board as a Class II director at the Annual Meeting.

Rahul Mewawalla was appointed to serve as a non-employee Class I director of Phunware in September 2021. Mr. Mewawalla is a technology, digital, product, and business leader with extensive strategic and operational leadership expertise across technology, internet, software, telecommunications, financial services, media, consumer, enterprise, digital and blockchain companies. He has held several executive leadership roles, and currently serves as Chief Executive Officer and President of Mawson Infrastructure Group Inc., a digital infrastructure company and previously served as Chief Executive Officer and President of Xpanse Inc., a software, technology and fintech company from 2020 to 2021, as Chief Digital Officer and Executive Vice President, Platforms and Technology Businesses at Freedom Mortgage Corporation, a national financial services company from 2020 to 2021, as Chief Executive Officer and President at Zenplace Inc., a software-as-a-service and technology platforms company from 2014 to 2020, as Vice President at Nokia Corporation, a global technology and telecommunications company from 2010 to 2012, as Vice President at General Electric Company’s NBCUniversal, a global media, entertainment and diversified company from 2008 to 2010, and as Senior Director at Yahoo! Inc., a global internet and technology company from 2005 to 2008. Mr. Mewawalla has served as a board director with numerous NASDAQ-listed public companies, including as Chairman of the Board, Board Committee Chairman, Chairman of the Audit Committee, Chairman of the Compensation Committee, Nominating and Governance Committee Member, Special Committee Member, Strategic Transactions Committee Member and Board Director at publicly traded companies, including at Rocky Mountain Chocolate Factory Inc (Nasdaq: RMCF), Lion Group Holding (Nasdaq: LGHL), Aquarius II Acquisition Corporation (Nasdaq: AQUB), Four Leaf Acquisition Corporation (Nasdaq: FORL) and Mawson Infrastructure Group, Inc. (Nasdaq: MIGI). Mr. Mewawalla also served as an independent board director at SOS Children’s Villages USA. He has also served as Senior Advisor to the San Francisco Mayor’s Office on Innovation, as Advisor to Stanford University's Persuasive Technology Lab, and as Committee Chair of the VC TaskForce SIG on Systems and Services. Mr. Mewawalla earned an MBA from the Kellogg School of Management at Northwestern University and a BBS from the University of Delhi.

We believe Mr. Mewawalla’s extensive digital, technology, products, platforms, mobile, strategic and operational expertise, as well as his executive leadership experience, qualify him to serve as a director of the Company.

Additional Information

On February 18, 2022, certain stockholders filed a lawsuit against Phunware and its individual officers and directors. The case, captioned Wild Basin Investments, LLC, et al. v. Phunware, Inc., et al., was filed in the Court of Chancery of the state of Delaware (Cause No. 2022-0168-LWW). Plaintiffs alleged that they invested in various early rounds of financing while the Company was private and that Phunware should not have subjected their shares to a 180-day “lock up” period. Among others, Alan Knitowski, Randall Crowder, Matt Aune, Kathy Tan Mayor and Eric Manlunas, each of whom served as executive officers and/or directors as of December 17, 2019 have been named as defendants in the lawsuit. Mr. Knitowski and Mr. Aune's employment terminated with the Company effective December 27, 2022 and June 30, 2023, respectively. Mr. Manlunas resigned from our board effective October 1, 2023 and Ms. Mayor resigned from our board effective October 26, 2023.

CORPORATE GOVERNANCE

Board Composition

Our business affairs are managed under the direction of the Board. The Board currently consists of four members, three of whom qualify as independent within the meaning of the independent director guidelines of the Nasdaq Stock Market ("Nasdaq"). Ms. Mayor resigned as a Class II director effective October 26, 2023 reducing the number of directors who qualify as independent to three. Mr. Snavely serves as an executive officer and is not considered independent.

The Board is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:

•the Class I directors are currently Stephen Chen and Rahul Mewawalla, and their terms will expire at the 2025 Annual Meeting of Stockholders;
•the Class II director is currently Ryan Costello, and his term will expire at the Annual Meeting; and
•the Class III director is currently Michael Snavely, who was appointed to fill the seat vacated by Russ Buyse, and his term will expire at the 2024 Annual Meeting of Stockholders.

Mr. Costello is a Class II director nominee for election for a three-year term expiring at the 2026 Annual Meeting of Stockholders. Ms. Mayor resigned as a Class II director effective October 26, 2023.

Our Certificate of Incorporation and Amended and Restated Bylaws provide that the number of directors shall consist of one or more members and may be increased or decreased from time to time by a resolution of the Board. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. This classification of the Board may have the effect of delaying or preventing changes in control of our Company.

Board Diversity Matrix

The following Board Diversity Matrix sets forth our Board diversity statistics in accordance with Nasdaq Rule 5606, based on information self-disclosed to us by each such director:

Board Diversity Matrix (As of October 26, 2023)
Total Number of Directors	4
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		4
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		2
Hispanic or Latinix
Native Hawaiian or Pacific Islander
White		2
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Meetings of the Board of Directors

Our Board met fourteen times during the 2022 fiscal year. Each incumbent Board member attended 75% or more of the aggregate number of meetings of the Board held during the period for which he or she was a Board member. The Company encourages, but does not require, directors to attend the Annual Meeting. Five Board members attended our 2022 annual meeting of stockholders.

Director Independence

Our common stock and certain warrants to purchase our common stock are listed on Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act.

We have undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, we determined that Messrs. Chen, Costello and Mewawalla representing three of our four directors, are considered “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. Ms. Mayor resigned as a Class II director effective October 26, 2023 which reduced the number of directors who qualify as independent to three.

Board Leadership Structure / Lead Independent Director

We believe that the structure of our Board and Board committees provides strong overall management. The Chair of our Board and our Chief Executive Officer roles are separate. Mr. Snavely serves as our Chief Executive Officer and Mr. Costello serves as Chair of our Board. This structure enables each person to focus on different aspects of company leadership. Our Chief Executive Officer is responsible for setting the strategic direction of our company, the general management and operation of the business and the guidance and oversight of senior management. The Chair of our Board monitors the content, quality and timeliness of information sent to our Board and is available for consultation with our Board regarding the oversight of its business affairs. Our independent directors bring experience, oversight and expertise from outside of Phunware.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and Code of Business Conduct and Ethics is posted on the Governance portion of the investor relations page of our website at https://investors.phunware.com. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers that are required to be disclosed by the rules of the SEC or Nasdaq on the same website.

Board Role in Risk Oversight

The Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to Phunware and its stockholders. While the executive team is responsible for the day-to-day management of risk, one of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.

The Audit Committee also reviews with management when appropriate any significant regulatory and legal developments that may have a material impact on Phunware’s financial statements, compliance programs and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation

Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Both the Board as a whole and the various standing committees receive periodic reports from our management team that lead a variety of functions across the business, as well as input from external advisors, as appropriate. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Committees of the Board of Directors

The Board has the authority to appoint committees to perform certain management and administrative functions. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by the Board.

Committee Meetings

Each incumbent Board member attended 75% or more of the aggregate number of meetings held by all committees of the Board on which he or she served during the fiscal year ended December 31, 2022 during the period for which he or she served.
Audit Committee

We have established a designated standing audit committee. Messrs. Chen, Costello and Mewawalla, each of whom is a non-employee member of the Board, currently comprise our Audit Committee. Mr. Mewawalla is the Chairperson of our Audit Committee. We have determined that each of the members of our Audit Committee satisfies the requirements for independence and financial literacy under the rules of Nasdaq and the SEC. Kathy Tan Mayor, who served on the Audit Committee until her resignation, resigned as a Class II director effective October 26, 2023. During the fiscal year ended December 31, 2022, the committee met four times. The Audit Committee is responsible for, among other things:

•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year-end financial statements;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing the Company’s policies on and overseeing risk assessment and risk management, including enterprise risk management;
•reviewing the adequacy and effectiveness of our internal control policies and procedures and the Company’s disclosure controls and procedures;
•reviewing related person transactions; and
•approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Board has adopted a written charter for the Audit Committee that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. Our Audit Committee charter can be found on the "Governance Documents" section of our Investor Relations website at https://investors.phunware.com/governance-docs.
Audit Committee Report

The following Report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of

1933, as amended or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm, Marcum LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from Marcum LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Marcum LLP the accounting firm’s independence.

Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Audit Committee

Mr. Rahul Mewawalla, Chairperson
Mr. Stephen Chen
Ms. Kathy Tan Mayor

Compensation Committee

Messrs. Chen, Costello and Mewawalla, each of whom is a non-employee member of the Board, currently comprise our Compensation Committee. We have determined that each member of our Compensation Committee meets the requirements for independence under the rules of Nasdaq and SEC rules and regulations. Ms. Mayor, who served on the Compensation Committee and as its Chairperson until her resignation, resigned as a Class II director effective October 26, 2023, at which time, Mr Costello will serve as Chairperson. During the fiscal year ended December 31, 2022, the Compensation Committee met four times. The Compensation Committee is responsible for, among other things:

•reviewing, approving and determining the compensation of executive officers and key employees;
•reviewing, approving and determining compensation and benefits, including equity awards, to directors for         service on the Board or any committee thereof;
•administering equity compensation plans;
•reviewing, approving and making recommendations to the Board regarding incentive compensation and equity compensation plans; and
•establishing and reviewing general policies relating to compensation and benefits of the Company's employees.

The Board has adopted a written charter for the Compensation Committee that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. Our Compensation Committee charter can be found on the "Governance Documents" section of our Investor Relations website at https://investors.phunware.com/governance-docs.

Compensation Committee Processes and Procedures

Typically, our Compensation Committee meets quarterly and with greater frequency, if necessary. The agenda for each meeting will usually be developed by the Chairperson of the Compensation Committee, in consultation with the Chief Executive Officer and the Chief Financial Officer. Our Chief Executive Officer may not be present during voting or deliberations of the Compensation Committee regarding his compensation but may participate in the review or determination of the compensation of each of the other executive officers. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.

The Compensation Committee has the right, in its sole discretion, to retain or obtain the advice of compensation consultants, independent legal counsel and other advisors. The Compensation Committee is directly responsible for the appointment and oversight of the work of any compensation consultant, independent legal counsel and other advisor retained by the Committee. Such responsibility includes the sole authority to retain or terminate, and to determine the terms of engagement and the extent of funding necessary for payment of reasonable compensation to, compensation consultants, independent legal counsel and other advisors retained by the Committee. The Company will provide appropriate funding for the payment of compensation to its compensation consultants, outside legal counsel and other advisors retained by the Compensation Committee.

The Compensation Committee may delegate its authority to subcommittees or the Chairperson of the Compensation Committee when it deems it appropriate and in the best interests of the Company and when such delegation would not violate applicable law, regulation or Nasdaq or SEC requirements (collectively, “Applicable Legal Requirements”). Subject to Applicable Legal Requirements, the Compensation Committee may also delegate to one or more officers of the Company the authority to make equity grants to employees or consultants of the Company who are not directors of the Company or executive officers of the Company under the Company’s equity plans as the Compensation Committee deems appropriate and in accordance with the terms of such plans and such guidelines as may be approved by the Compensation Committee.

In addition, should the Company cease to be a “smaller reporting company”, the Compensation Committee will review with management the Company’s Compensation Discussion and Analysis and consider whether to recommend that it be included in proxy statements and other filings.

Nominating and Corporate Governance Committee

Messrs. Costello, Chen and Mewawalla, each of whom is a non-employee member of our Board, currently comprise our Nominating and Corporate Governance Committee. Mr. Chen is the Chairperson of our Nominating and Corporate Governance Committee. We have determined that each member of our Nominating and Corporate Governance Committee meets the requirements for independence under the rules of Nasdaq. Ms. Mayor, who served on the Nominating and Corporate Governance Committee, resigned as a Class II director effective October 26, 2023. During the fiscal year ended December 31, 2022, the Nominating and Corporate Governance Committee met three times. The Nominating and Corporate Governance Committee is responsible for, among other things:

•identifying, evaluating and selecting or making recommendations to the Board regarding nominees for election to the Board and its committees;
•evaluating the performance of the Board and of individual directors;
•considering and making recommendations to the Board regarding the composition of the Board and its committees;
•reviewing developments in corporate governance practices;
•evaluating the adequacy of our corporate governance practices and reporting; and
•developing and making recommendations to the Board regarding corporate governance guidelines and matters.

The Nominating and Corporate Governance Committee believes that candidates for director should have the highest personal values, integrity and ethics, along with certain minimum qualifications, including individuals who have exhibited achievements and excellence in one or more of the key professional, business, financial, legal or other fields that we may encounter. Furthermore, the Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise in the business environment in which we operate, ability to make independent analytical inquiries, willingness to devote sufficient time to Board duties, ability to serve on the Board for a sustained period and having the commitment to scrupulously represent the long-term interest of stockholders.

While the Board does not have a formal policy on diversity, the Nominating and Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating and Governance Committee believes that appointing directors with a diverse range of expertise, backgrounds and skill sets fosters robust and insightful discussion amongst directors and provides our management with an invaluable opportunity to learn from a variety of unique perspectives and experiences. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Nominating and Governance Committee solicits recommendations from existing directors and senior management to be considered by the Nominating and Governance Committee along with any recommendations that have been received from stockholders as discussed in more detail below. The Nominating and Governance Committee may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.

For incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence.

Any stockholder of the Company who desires to submit director nomination in next year’s proxy materials outside of the processes of Rule 14a-8 must make such submission in writing not earlier than August [__], 2024 and not later than September [__], 2024 to Phunware’s Secretary at 1002 West Avenue, Austin, Texas 78701 and comply with the requirements in the Company’s Amended and Restated Bylaws and all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. However, if our 2024 Annual Meeting of Stockholders is held before November 20, 2024 or after February 18, 2025, then the deadline is not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined in our Amended and Restated Bylaws) of the date of such annual meeting is first made. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Any stockholder of the Company who desires to submit director nomination in next year’s proxy materials within the processes of Rule 14a-8 must make such submission in writing not later than June [__], 2024 to Phunware’s Secretary at 1002 West Avenue, Austin, Texas 78701. Any such stockholder proposal must meet the requirements set forth in Rule 14a-8.

With respect to any director candidate nominated by a stockholder or group of stockholders, the following information must be provided to the Company with the written nomination:

•the name and address of the nominating stockholder, as they appear on the Company’s books;
•the nominee’s name and address and other personal information;
•a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder or beneficial owner and each proposed nominee;
•a completed and signed questionnaire, representation and agreement and written director agreement, pursuant to the Company’s Amended and Restated Bylaws, with respect to each nominee for election or re-election to the Board; and
•all other information required to be disclosed pursuant to the Company’s Amended and Restated Bylaws and Regulation 14A of the Exchange Act.

The Company may require any proposed director candidate to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed candidate to serve as an independent director of the Board or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such candidate. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. Our Nominating and Corporate Governance Committee charter can be found on the "Governance Documents" section of our Investor Relations website at https://investors.phunware.com/governance-docs.

Non-Employee Director Compensation

We have a formal policy pursuant to which our non-employee directors would be eligible to receive equity awards and cash retainers as compensation for service on the Board and its committees. We also reimburse our directors for reasonable travel expenses associated with attending board and committee meetings.

Director Compensation

The following table sets forth certain information with respect to the compensation for our directors, excluding reasonable travel expenses, for the year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Russell Buyse (2)	6,000	—	6,000
Stephen Chen (3)	13,542	155,018	168,560
Ryan Costello	105,000	113,368	218,368
Keith Cowan (4)	120,556	—	120,556
Eric Manlunas (5)	108,750	103,345	212,095
Kathy Tan Mayor(6)	85,833	103,345	189,179
Rahul Mewawalla	107,500	113,368	220,868

(1)
This column reflects the aggregate grant date fair value of restricted stock units granted during 2022 computed in accordance with the provisions of ASC 718, Compensation-Stock Compensation. The assumptions that we used to calculate these amounts are discussed in the notes to Phunware’s audited consolidated financial statements for the year ended December 31, 2022. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the restricted stock units or the sale of the common stock underlying such restricted stock units.

(2)
Mr. Buyse was appointed to our Board on November 21, 2022. For the period of November 21, 2022 through December 27, 2022, Mr. Buyse was paid $6,000 cash compensation for services he provided as a director. Commencing on December 28, 2022, the date at which Mr. Buyse was appointed our CEO, and thereafter, he did not receive any additional compensation for the services he provided as a director. For information on Mr. Buyse's compensation, please refer to "Executive Compensation."

(3)	Mr. Chen was elected to our Board at our 2022 annual meeting of stockholders held on November 11, 2022
(4)	Mr. Cowan's term expired at our 2022 annual meeting of stockholders held on November 11, 2022.
(5)	Mr. Manlunas resigned from our board effective October 1, 2023.
(6)	Ms. Mayor resigned from our board effective October 26, 2023.

Outstanding Equity Awards as of Fiscal Year-End

The following table sets forth the aggregate number of shares subject to outstanding equity awards held by our non-employee directors as of December 31, 2022:

	Restricted Stock Unit Awards
	Grant date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Stephen Chen (1)	11/14/2022	104,742	80,966
Ryan Costello (2)	11/14/2022	76,600	59,212
Eric Manlunas (1)	11/14/2022	69,828	53,977
Kathy Tan Mayor (1)	11/14/2022	69,828	53,977
Rahul Mewawalla (2)	11/14/2022	76,600	59,212

(1)	The Restricted Stock Units ("RSUs") vest in four equal installments commencing on February 11, 2023, and quarterly thereafter until the final vesting date of November 11, 2023. Vesting is subject to the continued service on such vesting date.
(2)	The RSUs vest in four equal installments commencing on January 1, 2023, and quarterly thereafter until the final vesting date of October 1, 2023. Vesting is subject to the continued service on such vesting date.
Employee, Officer and Director Hedging

Our Insider Trading Policy and Guidelines with Respect to Certain Transactions in Securities applicable to all directors, officers, employees and agents of the Company prohibits such parties from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities. Stock options, stock appreciation rights and other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company are also subject to this prohibition; provided, however, such parties are not prohibited from exercising any stock options issued under any of the Company’s benefit plans or other compensatory arrangements in accordance with the terms of such plans or arrangements.

EXECUTIVE COMPENSATION

Phunware’s named executive officers ("NEOs"), which consist of the person or persons who served as our principal executive officer ("PEO") and the next two most highly compensated executive officers who served as executive officers during the year ended December 31, 2022, are:

Russel Buyse, Chief Executive Officer
Alan Knitowski, Chief Executive Officer
Matt Lull, Chief Cryptocurrency Officer
Chris Olive, Chief Legal Officer

Summary Compensation Table

The following table sets forth information regarding the total compensation of our NEOs for the years ended December 31, 2022 and 2021:

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Russell Buyse, Chief Executive Officer (4)	2022	3,693	40,000	—	—	43,693
Alan Knitowski, Chief Executive Officer (5)	2022	550,000	—	—	25,693	575,693
	2021	375,000	450,000	1,613,570	20,384	2,458,954
Matt Lull, Chief Cryptocurrency Officer (6)	2022	212,500	—	615,000	10,088	837,588
Chris Olive, Chief Legal Officer (7)	2022	225,000	34,907	925,000	19,270	1,204,177

(1)	Reflects actual earnings, which may differ from approved based salaries due to the effective date of salary increases.
(2)	Amounts represent the aggregate grant date fair value of stock options or restricted stock unit awards, computed in accordance with FASB ASC 718-10-25. The actual value realized by the named executive officer with respect to stock awards will depend on whether the award vests and, if it vests, the market value of our stock on the date such stock is sold.
(3)	Amounts shown in this column include contributions Phunware made on behalf of the named executive officer for inclusion in our medical benefits programs.
(4)
Mr. Buyse was hired as our CEO effective as of December 28, 2022. Mr. Buyse received additional compensation of $6,000 for service on our Board for the period from November 21, 2022 to December 27, 2022, which is excluded above. Subsequent to the date of his appointment as CEO, Mr. Buyse did not receive additional compensation as a member of our Board. See "Director Compensation" above. Mr. Buyse was further paid a sign-on bonus of $40,000, pursuant to the terms of his employment agreement. Mr. Buyse's employment with the Company terminated on October 25, 2023.

(5)	Mr. Knitowski's employment terminated with the Company on December 27, 2022.
(6)	Mr. Lull joined the Company as its Chief Cryptocurrency Officer on April 18, 2022. His employment subsequently terminated with the Company effective May 30, 2023.
(7)	Mr. Olive joined the Company as its Chief Legal Officer on April 1, 2022.

Outstanding Equity Awards at Fiscal Year-End

    The following table sets forth information regarding outstanding stock options and other equity awards held by each of our named executive officers as of December 31, 2022:

		Options Awards				Restricted Stock Unit Awards
	Grant Date	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Name		Exercisable	Unexercisable
Alan Knitowski	1/8/2018	233,886	—	0.61	1/8/2028	—		—
	7/30/2019	—	—	—	—	37,500	(1)	28,988
	2/4/2021	—	—	—	—	435,763	(1)	336,845
Matt Lull	9/28/2022	—	—	—	—	500,000	(2)	386,500
Chris Olive	9/16/2022	—	—	—	—	500,000	(3)	386,500

(1)	Mr. Knitowski was granted 450,000 restricted stock units on July 30, 2019. The restricted stock units will vest at various rates with of 1/4th vesting on May 18, 2020, and thereafter at a rate of 1/12th on the following vesting dates; August 18 2020, November 18, 2020, May 18, 2021, August 18, 2021, November 18, 2021, May 18, 2022, August 18, 2022, November 18, 2022 and May 18, 2023, subject to his continued employment with the Company on each such vesting date. Mr. Knitowski was also granted 747,023 restricted stock units on February 4, 2021. The restricted stock units vest at various rates with 1/4th vesting on May 9, 2022, and thereafter at a rate of 1/12th on the following vesting dates; August 8, 2022, November 8, 2022, May 8, 2022, August 8, 2022, November 8, 2022, May 8, 2023, August 8, 2023, November 8, 2023 and May 8, 2024, August 8, 2024, November 8, 2024, May 8, 2025, subject to his continued employment with the Company on each such vesting date. As of December 27, 2022, Mr. Knitowski had approximately 473,263 unvested restricted stock units under the aforementioned grants. As additional compensation under the terms of a Confidential Transition, Consulting and General Release Agreement, the Company modified the vesting schedule with respect to the unvested portion of restricted stock units, such that 39,438 restricted stock units will vest on each of the last day of each month from January 2023 through November 2023 and 39,445 restricted stock units will vest on December 31, 2023.
(2)	Mr. Lull was granted 500,000 restricted stock units on September 28, 2022. The restricted stock units vest at various rates with 135,417 restricted stock units vesting on May 8, 2023, 40,510 restricted stock units vesting on each of August 8, 2023 and November 8, 2023 and 40,509 restricted stock units vesting on each of May 8, 2024, August 8, 2024, November 8, 2024, May 8, 2025, August 8, 2025, November 8, 2025 and April 17, 2026, subject to his continued employment with the Company on each such vesting date.
(3)	Mr. Olive was granted 500,000 restricted stock units on September 16, 2022. The restricted stock units vest at various rates with 135,417 restricted stock units vesting on May 8, 2023, 40,510 restricted stock units vesting on each of August 8, 2023 and November 8, 2023 and 40,509 restricted stock units vesting on each of May 8, 2024, August 8, 2024, November 8, 2024, May 8, 2025, August 8, 2025, November 8, 2025 and March 31, 2026, subject to his continued employment with the Company on each such vesting date.

Executive Employment Agreements
We entered into employment agreements with the named executive officers noted above, of which only Chris Olive remains currently employed by the Company. The employment agreements with our NEOs generally provide for at-will employment and set forth each named executive officer's base salary, bonus target, severance eligibility and eligibility for other standard employee benefit plan participation.
Pursuant to the employment agreements, certain current and future significant employees, including the named executive officers identified above, are eligible for severance benefits under certain circumstances. The actual amounts that would be paid or distributed as a result of a termination of employment occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include base salary and annual bonus target percentage. Although the Company has entered into a written agreement to provide severance payments and benefits in connection with a termination of employment under particular circumstances, the Company, or an acquirer, may mutually agree with an executive officer or significant employee to provide payments and benefits on terms that vary from those currently contemplated. In addition to the amounts presented below, each eligible executive officer or significant employee would also be able to exercise any previously-vested stock options that he or she held, in accordance with the terms of those grants and the respective plans pursuant to which they were granted. Finally, the eligible executive officer or significant employee may also receive any benefits accrued under our broad-based benefit plans, in accordance with those plans and policies.
Mr. Olive's Employment Agreement
We entered into an employment agreement, as amended and restated in September 2022, with Chris Olive, who serves as our Chief Legal Officer. The agreement has an initial term of four years from his April 2022 hire date and automatically renews for additional one year terms, unless either party provides ninety (90) day notice. If a change in control, as defined the agreements, occurs when there are fewer than twelve (12) months remaining during the initial term or an additional term, the term of the employment agreement will extend automatically through the date that is twelve (12) months following the effective date of the change in control.
The employment agreement provides for an initial base salary of $300,000, eligibility in the Company's bonus programs established by the Board or any committee of the Board, and eligibility to participate in our employee benefit programs. Under the terms of his employment agreement the Company provided Mr. Olive a one-time grant of 500,000 restricted stock units on September 16, 2022. The restricted stock units granted to Mr. Olive are subject to a separate award agreement, which outlines the specifics of such grant, including but not limited to, the vesting schedule, forfeiture for cause provisions, the Company’s buyback rights and other restrictions and terms.
Termination without Cause or Resignation for Good Reason Outside the Change in Control Period
Mr. Olive is eligible to receive the following payments and benefits in connection with a termination not in connection with a Change in Control:

•continuing payments of severance pay at a rate equal to their base salary rate, as then in effect, for six (6) months from the date of termination;
•coverage under our group health insurance plans or payment of the full amount of health insurance premiums as provided under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for up to six (6) months after termination; and
•the immediate vesting of all equity awards granted on or after the effective date of the employment agreement.
Termination Without Cause or Resignation for Good Reason During the Change in Control Period
In the case of a Change in Control, if Mr. Olive is terminated without cause, either during the three months before or in the year after a Change in Control, then he will be entitled to receive the following payments and benefits:
•a lump sum severance payment equal to: (i) the amount of base salary in effect on the date of termination that he would have otherwise received had he remained employed by the Company through the twelve (12) month anniversary of the Change in Control, and (ii) an amount equal to the average annualized bonus earned by him for the two (2) calendar years prior to the calendar year during which the Change in Control occurs, but in no event will the amount be less than his annual target bonus for the year during which the termination occurs, or if greater, his annual target bonus for the year during which the closing of the Change in Control occurs;

•the immediate vesting of all equity awards granted on or after the effective date of the employment agreement; and
•coverage under our group health insurance plans or payment of the full amount of health insurance premiums as provided under COBRA for up to twelve (12) months after termination.

Pay Versus Performance
In accordance with disclosure requirements of the SEC regarding pay versus performance, this section presents the SEC-defined "Compensation Actually Paid." Compensation decisions made by our Compensation Committee and Board are made independently of disclosure requirements. Compensation Actually Paid should be viewed is a supplemental measure, not a replacement, of other performance measures as it relates to our compensation-setting strategy.
The following table sets forth information regarding our pay versus performance analysis for the years ended December 31, 2022 and 2021:

		Compensation Actually Paid to PEO
Year	Summary Compensation Table Total for PEO	Alan Knitowski	Russell Buyse	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid of Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On Total Shareholder Return	Net Loss (in thousands)
2022(1)	$619,387	$(1,090,078)	$43,693	$1,020,883	$637,383	$29	$(50,894)
2021(2)	$2,458,954	$3,015,554	$—	$1,285,071	$1,680,277	$209	$(53,522)

(1)	Our PEOs during 2022 were Alan Knitowski and Russell Buyse. Our PEO during 2021 was Alan Knitowski
(2)	Our non-PEO NEOs for 2022 were Matt Lull and Chris Olive. Our non-PEO NEOs for 2021 were Matt Aune and Randall Crowder.
The following table provides a reconciliation of total compensation per our Summary Compensation Table to Compensation Actually Paid as disclosed above:

	PEO		Average Non-PEO NEO
	2022	2021	2022	2021
Summary compensation table total	$619,387	$2,458,954	$1,020,883	$1,285,071
Less:
Stock awards reported in summary compensation table	—	(1,613,570)	(770,000)	(694,761)
Further adjusted for:
Fair value of awards as of December 31 granted in current year, outstanding and unvested	—	1,964,670	386,500	845,936
Change in fair value of awards granted in prior fiscal year, outstanding and unvested	(878,849)	51,375	—	98,469
Fair value of awards, granted and vested in same year	—	—	—	—
Change in fair value of awards granted in prior years, but vested in current year	(786,922)	154,125	—	145,563
Compensation Actually Paid	$(1,046,384)	$3,015,554	$637,383	$1,680,277

The following graph reflects the relationship among the compensation actually paid to our PEO(s), the average compensation paid to our non-PEO NEOs and the Company's cumulative total shareholder return (assuming an initial fixed investment of $100 on December 31, 2020) for the years ended December 31, 2022 and 2021:
The following graph reflects the relationship among the compensation actually paid to our PEO(s), the average compensation paid to our non-PEO NEOs and the Company's net income for the years ended December 31, 2022 and 2021:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of October 1, 2023, for:

•each stockholder known to us to be beneficial owner of more than 5% of our outstanding shares of common stock;
•each of our directors currently serving on our Board and director nominees;
•each of our named executive officers currently employed; and
•all of our current directors, director nominees and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable.

Applicable percentage ownership is based on 129,108,635 shares of our common stock outstanding as of October 1, 2023 for our named executive officers currently employed and our directors currently serving our our Board. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we included outstanding shares of our common stock subject to options or restricted stock units held by that person that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of October 1, 2023. We did not include these shares as outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o Phunware, Inc., 1002 West Avenue, Austin, Texas 78701.

Name of Beneficial Owner	Shares(1)	Percentage
Named Executive Officers and Directors:
Stephen Chen(2)	104,742	0.1%
Ryan Costello(3)	188,776	0.1%
Randall Crowder(4)	826,078	0.6%
Rahul Mewawalla(5)	228,776	0.2%
Chris Olive(6)	198,063	0.2%
All executive officers and directors as a group (5 persons)(7)	1,546,435	1.2%

(1)
The percentage of beneficial ownership is calculated based on 129,108,635 shares of our common stock as of October 1, 2023, adjusted for each owner’s options or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of October 1, 2023, if any. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

(2)
Consists of (i) 78,557 shares held of record by Mr. Chen; (ii) 78,557 shares subject to options exercisable and vested; and (iii) 26,185 shares subject to vesting for restricted stock units within 60 days of October 1, 2023.

(3)	Consists of 188,776 shares held directly by Mr. Costello.
(4)
Consists of (i) 553,914 shares held of record by Mr. Crowder; (ii) 229,500 shares subject to option exercisable within 60 days of October 1, 2023, of which 229,500 had vested as of such date; and (iii) 42,664 shares subject to vesting for restricted stock units within 60 days of October 1, 2023.

(5)	Consists of 228,776 shares held directly by Mr. Mewawalla.
(6)	Consists of (i) 157,553 shares held of record by Mr. Olive and (ii) 40,510 shares subject to vesting for restricted stock units within 60 days of October 1, 2023.
(7)
Consists of (i) 1,546,435 shares held of record by our current directors and executive officers, (ii) 109,359 shares subject to options exercisable within 60 days of October 1, 2023, of which 229,500 had vested as of such date, and (iii) 109,359 shares subject to vesting for restricted stock units within 60 days of October 1, 2023.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC reports regarding their ownership and changes in our ownership of our securities. We believe that, during 2022, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, except for late Form 3 filings by each of Chris Olive and Matt Lull on April 22, 2022 and May 6, 2022, respectively, and a late Form 4 filing by Eric Manlunas on December 16, 2022 to report a sale of our common stock, which occurred on December 8, 2021.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Policy for Related Person Transactions

We have adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with us without the approval of our Audit Committee, subject to the exceptions described below.

A related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involves exceeds $120,000. Transactions involving compensation for services provided the Company as an employee or director are not covered by this policy.

The Board has determined that certain transactions will not require the approval of the Audit Committee, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a director, non-executive employee or beneficial owner of less than 10% of that company’s outstanding capital stock, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and transactions available to all employees generally.

Related Person Transactions

The following is a summary of related party transactions since January 1, 2021.

Confidential Transition, Consulting and General Release Agreement with Russell Buyse. On October 25, 2023, the Company entered into a Confidential Transition, Consulting and General Release Agreement with Russell Buyse. The transition agreement provides that Mr. Buyse's employment as chief executive officer terminated effective the same date. Furthermore, effective on October 26, 2023, Mr. Buyse freely and voluntarily resigned his position as a director of the Board. The Company and Mr. Buyse agreed that from the period of October 26, 2023 and continuing through November 10, 2023, Mr. Buyse will serve as a consultant to the Company. The Company and Mr. Buyse both agreed to a mutual general release, which excludes certain specified types of claims. Mr. Buyse also agreed to certain restrictive covenants, including confidentiality, non-compete and non-solicitation provisions.

    As compensation for his service as a consultant during the period noted above, Mr. Buyse will receive aggregate gross compensation of $40,000, less applicable withholdings, payable in four (4) bi-monthly installments of $10,000, beginning October 31, 2023 and concluding on December 15, 2023. The Company will also reimburse Mr. Buyse for continuation coverage under the Company's group health plan in accordance with COBRA through March 31, 2024.

    During the course of his employment with the Company, Mr. Buyse was awarded a grant of restricted stock units. As of the October 25, 2023, Mr. Buyse had approximately 1,470,588 unvested restricted stock units pursuant to the grant with original vesting commencing on December 28, 2023 and concluding on December 28, 2025. As additional compensation under the transition agreement, the Company modified the vesting schedule with respect to the unvested portion of Mr. Buyse's restricted stock unit award, such that 500,000 restricted stock units vested on October 25, 2023 and 500,000 restricted stock units will vest of November 30, 2023.

Confidential Transition, Consulting and General Release Agreement with Matt Aune. On June 2, 2023, the Company entered into a Confidential Transition, Consulting and General Release Agreement with Matt Aune. The separation agreement with Mr. Aune provided that he would cease as the Company’s Chief Financial Officer as of June 2, 2023 and his

employment terminated with the Company effective June 30, 2023. The Company and Mr. Aune agreed that from the period of the July 1, 2023 and continuing through December 31, 2023, Mr. Aune will provide certain additional transitional services to the Company.

    In exchange for Mr. Aune's performance of obligations to the Company under the terms of the separation agreement, including a general release of claims which excludes certain specified types of claims, Mr. Aune will receive severance consisting of (i) six months of his continued base salary (in the aggregate amount of $175,000), commencing on July 1, 2023 and continuing through December 31, 2023, in bi-monthly installments and in accordance with the Company’s general payroll policies, less applicable taxes and withholdings, (ii) the Company will pay continuation coverage under the Company’s group health plan in accordance with COBRA for Mr. Aune, his spouse and his dependents, through the earlier of (x) the date on which he commences full-time employment with another entity and (y) December 31, 2023, and (iii) accelerated vesting of 132,330 restricted stock units, which vested on June 30, 2023.

    In exchange for Mr. Aune’s continued service as an advisor through December 31, 2023, Mr. Aune will remain eligible to vest in his remaining restricted stock unit grant and, if Mr. Aune enters into an additional release of claims with the Company, in December 2023, Mr. Aune will receive accelerated vesting of any then-remaining unvested restricted stock units on December 31, 2023.

    Confidential Separation and General Release Agreement with Matt Lull. On May 30, 2023, the Company entered into a Confidential Separation and General Release Agreement with Mall Lull. The separation agreement provides that Mr. Lull's employment with the Company terminated effective May 29, 2023. The Company and Mr. Lull agreed that from the period of May 29, 2023 and continuing through August 31, 2023, Mr. Lull will serve as a special advisor to the Company. The Company and Mr. Lull both agreed to a mutual general release, which excludes certain specified types of claims. Mr. Lull also agreed to certain restrictive covenants, including confidentiality, non-compete and non-solicitation provisions.

    As compensation for his service as a special advisor, Mr. Lull received aggregate gross cash compensation of $105,000, less applicable withholdings, of which $50,000 was paid on June 15, 2023, $12,500 was paid on each of July 15, 2023 and August 15, 2023 and $7,500 is payable in monthly installments beginning on September 15, 2023 and concluding on December 15, 2023. The Company will also reimburse Mr. Lull for continuation coverage under the Company's group health plan in accordance with COBRA through December 31, 2023.     As additional compensation under the separation agreement, the Company accelerated the vesting of 218,750 restricted stock units, which vested on June 1, 2023, and 145,833 unvested restricted stock units, terminated in accordance with the Company's 2018 Equity Incentive Plan.

    Confidential Transition, Consulting and General Release Agreement with Alan Knitowski. On December 13, 2022, the Company entered into a Confidential Transition, Consulting and General Release Agreement with Alan Knitowski. The transition agreement provides that Mr. Knitowski's employment terminated effective on the December 27, 2022. Furthermore, effective on December 27, 2022, Mr. Knitowski freely and voluntarily resigned his position as a director of the Board. The Company and Mr. Knitowski agreed that from the period of December 27, 2022 and continuing through December 31, 2023, Mr. Knitowski will serve as a special advisor to the Company. The Company and Mr. Knitowski both agreed to a mutual general release, which excludes certain specified types of claims. Mr. Knitowski also agreed to certain restrictive covenants, including confidentiality, non-compete and non-solicitation provisions.

    As compensation for his service as a special advisor during the period noted above, Mr. Knitowski will receive aggregate gross compensation of $225,000, less applicable withholdings, payable in twelve (12) monthly installments of $18,750, beginning January 31, 2023. The monthly installment payment may be made in the form of cash, Bitcoin or the issuance of common stock of the Company, in the Company's sole discretion. The Company will also reimburse Mr. Knitowski for continuation coverage under the Company's group health plan in accordance with COBRA through December 31, 2023.

    During the course of his employment with the Company, Mr. Knitowski was awarded a certain number of grants of restricted stock units. As of the December 27, 2022, Mr. Knitowski had approximately 473,263 unvested restricted stock units, under multiple awards, each of which contained various vesting share amounts on various dates, with the last vesting period scheduled to occur in May 2025. As additional compensation under the transition agreement, the Company modified the vesting schedule with respect to the unvested portion of Mr. Knitowski's restricted stock units, such that 39,438 restricted stock units will vest on each of the last day of each month from January 2023 through November 2023 and 39,445 restricted stock units will vest on December 31, 2023.

    Assumed Payables. The Company assumed $255,000 in payables from Stellar for Nautilus Energy Management Corporation, an affiliate of Mr. Syllantavos, who served as a member of our board until December 2, 2021. On December 29, 2021, we paid $170,917 in full satisfaction of the outstanding payable.

    Promissory Notes. On November 15, 2019, the Company issued a promissory note in the principal amount of $195,000, in exchange for cash consideration, to Cane Capital, LLC, an entity owned in part by Alan S. Knitowski, who at the time of issuance served as the Company’s Chief Executive Officer and a member of its board of directors. On October 27, 2021, we paid the note in full with no early payment penalty.
Limitation on Liability and Indemnification Matters

As permitted under Delaware law, our Certificate of Incorporation and Amended and Restated Bylaws provide that we will indemnify our directors and officers and may indemnify our employees and other agents, to the fullest extent not prohibited under Delaware or applicable law. The Company has also entered into indemnification agreements with the Board, officers and certain employees. These agreements provide for the indemnification of our directors, officers and some employees for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our Company, or any of our subsidiaries, by reason of any action or inaction by them while serving as a director, officer, employee, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our Company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes, Class I, Class II and Class III. Currently, there is one director in Class II, Ryan Costello, whose term expires at this Annual Meeting. Mr. Costello is the nominee for election to our Board at the Annual Meeting.

Directors are elected by a plurality of the votes of the shares of our common stock present at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting. Proxies cannot be voted for more than three persons. If elected, Mr. Costello will serve until the 2026 Annual Meeting of Stockholders and until his successor has been elected and qualified, or until his earlier death, resignation, or removal. In the event that the nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as the Board may determine. The nominee has agreed to be named in this proxy statement and to serve as a director if elected.

A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term and until the director’s successor is duly elected and qualified. Unless otherwise provided by law, any vacancy on the Board, including a vacancy created by an increase in the authorized number of directors, may be filled by the stockholders, by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

The relevant experience, qualifications, attributes and skills of Mr. Costello that led the Board to recommend him as a nominee for director are described in the section entitled “Executive Officers, Directors and Corporate Governance.”

The Board recommends a vote FOR the election of the named nominee.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Marcum LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2023, and recommends that the stockholders vote for ratification of such appointment. Marcum LLP has been engaged as our independent registered public accounting firm since 2017. The ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 will be determined by the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect and will not be counted in determining the number of shares necessary for approval. In the event of a negative vote on such ratification, the Audit Committee will reconsider its appointment. We expect representatives of Marcum LLP will be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth aggregate fees billed to the Company for professional services by our independent registered public accounting firm, Marcum LLP for the fiscal years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees(1)	$338,815	$246,219
Audit-related Fees(2)	102,485	98,365
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$441,300	$344,584

(1)	“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our annual report on Form 10-K, review of our quarterly financial statements presented in our quarterly report on Form 10-Q and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, including audit services in connection with filing registration statements, and amendments thereto.
(2)	“Audit-related Fees” consist of fees related to audit and assurance procedures not otherwise included in Audit Fees, including fees related to the application of GAAP to proposed transactions and new accounting pronouncements.
(3)	“Tax Fees” consist of tax return preparation, international and domestic tax studies, consulting and planning.
(4)	“All Other Fees” consist of fees other than those relating to audit fees, audit-related fees and tax fees.

Audit Committee Pre-Approval

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the Company's independent registered accountants. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.

All of the services described above were pre-approved by the Audit Committee.

The Board recommends a vote FOR the ratification of the appointment of Marcum LLP as the independent registered accounting firm of the Company for its fiscal year ending December 31, 2023.

PROPOSAL 3

APPROVAL AND ADOPTION OF THE REVERSE STOCK SPLIT AMENDMENT

Description of the Proposed Reverse Stock Split

Our Board has approved, and is recommending that our stockholders approve, a proposed amendment to our Certificate of Incorporation, to effect a reverse split of the issued and outstanding shares of our common stock at a ratio of between 1-for-10 and 1-for-50, which ratio will be selected by our Board of Directors at their sole discretion and set forth in a public announcement (the “Reverse Stock Split”). The form of proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split is attached as Annex A to this proxy statement (“Reverse Stock Split Amendment”). The text of the Reverse Stock Split Amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board of Directors deems necessary or advisable to effect the proposed amendment of the Certificate of Incorporation.

The Reverse Stock Split will be realized simultaneously for all outstanding common stock. The Reverse Stock Split will affect all holders of common stock uniformly and no stockholder’s interest in the Company will be diluted as each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The Reverse Stock Split Amendment will not reduce the number of authorized shares of common stock (which will remain at 1,000,000,000) and will not change the par value of our common stock (which will remain at $0.0001 per share).

By approving this Proposal, stockholders will approve the amendment to our Certificate of Incorporation pursuant to which any whole number of outstanding shares, between and including 10 and 50, would be combined into one share of common stock and authorize our Board of Directors to file the Reverse Stock Split Amendment, as determined by our Board of Directors in the manner described herein. If approved, our Board may also elect not to effect any Reverse Stock Split and consequently not file any certificate of amendment to the Certificate of Incorporation.

Reasons for the Reverse Stock Split

Nasdaq Continued Listing Requirements

On April 13, 2023, we received written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the previous 30 consecutive business days, the bid price for our common stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Notice had no immediate effect on the listing of our common stock, which continues to trade on the Nasdaq Capital Market under the symbol “PHUN”.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were granted a period of 180 calendar days, or until October 10, 2023, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of 10 consecutive business days.

We did not regain compliance by October 10, 2023. On October 10, 2023, we requested an additional 180 calendar day compliance period. On October 12, 2023, the Company received a letter from Nasdaq advising that the Company had been granted a 180-day extension to April 8, 2024, to regain compliance with the Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A). If we do not qualify for, or fail to regain, compliance during the second compliance period, then Nasdaq will notify us of its determination to delist our common stock, at which point the Company may appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Hearings Panel.

Our Board of Directors has considered the potential harm of a delisting of our common stock and has determined that, if our common stock continues to trade below $1.00 per share, the consummation of the Reverse Stock Split is the best way to maintain liquidity by achieving compliance with the Minimum Bid Price Requirement.

Increase Marketability of Existing Shares

Our Board of Directors also believes that the current low per share market price of our common stock has a negative effect on the marketability of our existing shares. Our Board of Directors believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price of our common stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase our common stock. Our Board of Directors anticipates that a Reverse Stock Split will result in a higher bid price for our common stock, which may help to alleviate some of these problems.

If the Reverse Stock Split Amendment is effected, it would cause a decrease in the total number of shares of our common stock outstanding and increase the market price of our common stock, as well as effectively increase the number of authorized and unissued shares of our common stock available for future issuance. The Board of Directors intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our common stock and improve the likelihood that we will be able to satisfy the continued listing requirements of Nasdaq Capital Market. Accordingly, our Board of Directors approved the Reverse Stock Split Amendment and recommended it be submitted to stockholders for approval. We believe that maintaining listing on the Nasdaq Capital Market will provide us with a market for the common stock that is more accessible than if the common stock were traded on the OTC Bulletin Board or in the “pink sheets” maintained by the OTC Markets Group, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, the Nasdaq Stock Market. Among other factors, trading on the Nasdaq Stock Market increases liquidity and may potentially minimize the spread between the “bid” and “asked” prices quoted by Market Makers (as defined in Nasdaq Rule 5005). We believe that prospective investors will view an investment in our Company more favorably if our shares qualify for listing on the Nasdaq Stock Market as compared with the OTC markets.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If our stockholders approve the Reverse Stock Split Amendment, our Board of Directors will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-10 to 1-for-50 range, would be determined by our Board of Directors and publicly announced by us prior to the effective time of the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, our Board of Directors will consider, among other things, factors such as:

•	the Company’s compliance with Nasdaq’s continued listing rules;
•	the number of shares of our common stock that would be outstanding following the Reverse Stock Split;
•	the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;
•	the development and performance of our business; and
•	prevailing general market and economic conditions.

Certain Risks Associated with the Reverse Stock Split

The Reverse Stock Split may not increase the price of our common stock over the long-term.

As noted above, a principal purpose of the Reverse Stock Split is to increase the trading price of our common stock to enhance our ability to satisfy Nasdaq Capital Market’s continued listing requirements. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our common stock. The market price of our common stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future growth.

The Reverse Stock Split may decrease the liquidity of our common stock.

Our Board of Directors believes that the Reverse Stock Split may result in an increase in the market price of our common stock, which could lead to increased interest in our common stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock.

The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of common stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their common stock.

The Reverse Stock Split may lead to a decrease in our overall market capitalization.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the Reverse Stock Split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the Reverse Stock Split.

Effective Time

The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by the Company, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. The exact timing of the filing of the Reverse Stock Split Amendment (if in fact it is filed) will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders taking into consideration the factors noted above, among other matters that may be relevant at the time.

If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, our Board of Directors, in its sole discretion, determines that it is in the Company’s best interests and the best interests of our stockholders to delay the filing of the Reverse Stock Split Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned.

Fractional Shares

Our stockholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, if, as a result of the Reverse Stock Split, any holder would otherwise be entitled to receive a fractional share of common stock, the Company intends to issue such holder an additional fractional share of common stock such that, when combined with the fractional share otherwise issuable to such holder as a result of the Reverse Stock Split, equals a whole share of common stock, such that no fractional shares result from the Reverse Stock Split. This has the same practical effect as rounding up the fractional share to the nearest whole share.

Effects of the Reverse Stock Split on our Equity

General

If the Reverse Stock Split is implemented by our Board of Directors, after the Effective Time, each stockholder will own a reduced number of shares of common stock. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by our Board of Directors.

Voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split. If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

The following table, which is provided for illustrative purposes only, contains approximate information relating to our common stock immediately following the Reverse Stock Split under certain possible exchange ratios, based on share information as of June 30, 2023, without giving effect to the treatment of fractional shares.

	Pre-Reverse Stock Split	1-for-10	1-for-20	1-for-40	1-for-50
Number of authorized shares of common stock	1,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000
Number of outstanding shares of common stock	107,058,624	10,705,862	5,352,931	2,676,466	2,141,172
Number of shares of common stock reserved for issuance upon the exercise of outstanding options under our 2009 Equity Incentive Plan	779,531	77,953	38,977	19,488	15,591
Number of shares of common stock reserved for issuance upon the exercise of outstanding options under our 2018 Equity Incentive Plan	125,000	12,500	6,250	3,125	2,500
Number of shares of common stock reserved for issuance upon the vesting of restricted stock units under the Company's various equity plans	4,843,881	484,388	242,194	121,097	96,878
Number of shares of common stock reserved for future issuance under the Company's 2018 Equity Incentive Plan	7,178,608	717,861	358,930	179,465	143,572
Number of shares of common stock reserved for future issuance under our 2018 Employee Stock Purchase Plan	1,528,745	152,875	76,437	38,219	30,575
Number of shares of common stock issuable upon the exercise of outstanding warrants	6,255,159	625,516	312,758	156,379	125,103

Effect on Common Stock

The Reverse Stock Split will not change the number of authorized shares of common stock or the relative voting power of such holders of our outstanding common stock. Therefore, the number of authorized but unissued shares of our common stock will effectively increase and will be available for reissuance by the Company. Given the Company’s current financial position, our Board of Directors has determined that maintaining the Company’s current number of authorized shares is warranted and in the best interest of the Company and its stockholders.

After the effective date of the Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock. Our common stock is currently registered under Section 12(b) of the Securities Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act.

Effect on the Company’s Equity Plans

Under our 2023 Inducement Plan (the “2023 Plan”), the 2022 Inducement Plan (the "2022 Plan), the 2018 Equity Incentive Plan (the "2018 Plan) and the 2009 Equity Incentive Plan (the “2009 Plan”, collectively, the “Stock Plans”) the Board has discretion to determine the appropriate adjustment to the awards granted under our Stock Plans in the event of a reverse stock split. Accordingly, if the Reverse Stock Split is effected, the number of shares available for issuance under the Stock Plans, as well as the number of shares subject to any outstanding award under the Stock Plans, and the exercise price, grant price or purchase price relating to any such award under the Stock

Plans, are expected to be proportionately adjusted by the Board of Directors to reflect the Reverse Stock Split. Our Board of Directors will also determine the treatment of fractional shares subject to stock options and other outstanding awards under the Stock Plans. In addition, pursuant to the authority provided under the Stock Plans, the Board of Directors is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to our Stock Plans. The Board will also determine the appropriate adjustments to our 2018 Employee Stock Purchase Plan.

Effect on Warrants

All outstanding warrants exercisable for shares of our common stock will be adjusted as a result of the Reverse Stock Split Amendment, as required by the terms of those securities. In particular, the conversion ratio for each warrant will be reduced and the exercise price will be increased in accordance with the terms of each warrant and based on the ratio in the range between and including 1-for-10 shares and 1-for-50 shares, with the final ratio to be determined by the Company's Board.

Effect on Preferred Stock

Pursuant to our Certificate of Incorporation, our authorized preferred stock consists of 100,000,000 shares of Preferred Stock, par value $0.0001 per share. The Reverse Stock Split Amendment would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.

Effect on Par Value

The proposed amendments to our Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.0001.

Reduction In Stated Capital

As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. At the Effective Time, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of our common stock that hold such stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.

This discussion applies only to holders that are U.S. Holders (as defined below) and does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any non-U.S. tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code, and the remainder of this discussion assumes the Reverse Stock Split so qualifies. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except potentially with respect to any additional fraction of a share of our common stock received as a result of the issuance of any fractional share of our common stock, as discussed below. Subject to the below discussion regarding a U.S. Holder’s receipt of a fractional share of our common stock such that, when combined with the fractional share otherwise issuable to such holder as a result of the Reverse Stock Split, equals a whole share of common stock, a U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock owned immediately prior to the Reverse Stock Split, and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock that such U.S. Holder owned immediately prior to the Reverse Stock Split. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As noted above, no fractional shares of our common stock will be issued as a result of the Reverse Stock Split. Instead, if, as a result of the Reverse Stock Split, any U.S. Holder would otherwise be entitled to receive a fractional share of common stock, the Company intends to issue to such U.S. Holder an additional fractional share of common stock such that, when combined with the fractional share otherwise issuable to such holder as a result of the Reverse Stock Split, equals a whole share of common stock and no fractional shares result from the Reverse Stock Split. This has the same practical effect as rounding up the fractional share. The U.S. federal income tax consequences of the receipt of such additional fraction of a share of our common stock are not clear. A U.S. Holder who receives such additional fractional share of common stock may recognize income or gain. We are not making any representation as to whether the receipt of such additional fractional share of common stock will result in income or gain to any U.S. Holder, and U.S. Holders are urged to consult their own tax advisors as to the possible tax consequences of receiving such fractional share.

Vote Required and Recommendation

The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote for this proposal is required to adopt and approve the Reverse Stock Split Amendment to effect the Reverse Stock Split. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect and will not be counted in determining the number of shares necessary for approval. However, if you prefer that this proposal not be approved, you should cast your vote against the proposal. Because this proposal is considered “routine” and brokers have discretion to vote for this proposal, we expect few if any broker non-votes for this proposal.

The Board recommends a vote FOR the approval and adoption of the Reverse Stock Split Amendment.

PROPOSAL 4

STREETERVILLE TRANSACTION PROPOSAL

Background

On July 6, 2022, we entered into a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC (the “noteholder” or “Streeterville”) and completed the sale of an unsecured promissory note (the "2022 Promissory Note") with an original principal amount of $12,808,672 in a private placement. The 2022 Promissory Note was sold with an original issue discount of $491,872 and we paid at closing issuance costs totaling $521,872. After deducting all transaction fees paid by us at closing, net cash proceeds to the Company at closing were $11,794,928. No interest was to accrue on the 2022 Promissory Note. Beginning on November 1, 2022, our monthly amortization payment was approximately $1,565,504, until the original maturity date of July 1, 2023. We had the right to defer any monthly payment by one month up to twelve times so long as certain conditions, as defined in the 2022 Promissory Note, are satisfied. In the event we exercise the deferral right for any given month: (i) the outstanding balance will automatically increase by 1.85%; (ii) we will not be obligated to make the monthly payment for such month; and (iii) the maturity date will be extended for one month. We may prepay any or all outstanding balance of the 2022 Promissory Note earlier than it is due by paying the noteholder 110% of the portion of the outstanding balance we elect to prepay. The prepayment premium also applies to the monthly amortization payments.

On March 15, 2023, we elected to defer monthly payment obligations for April, May, June and July 2023, as permitted, at the time, by the 2022 Promissory Note. In connection therewith, we entered into a waiver agreement with the holder waiving the Payment Deferral Conditions, as defined in the 2022 Promissory Note. For agreeing to waive the Payment Deferral Conditions, we agreed to compensate the noteholder an amount equal to 5% of the outstanding balance immediately before entering into the waiver agreement. As a result of our election to defer the four (4) monthly payments, the outstanding balance of the 2022 Promissory Note was increased by 1.85% on the first day of each month beginning on April 1, 2023 and concluding on July 1, 2023. The waiver fee and the additional principal was to be paid in connection with our monthly installment payments once the deferral period concluded. Beginning on August 1, 2023 and on the same day of each month thereafter, we were required to pay to the noteholder the new monthly amortization payment in the amount of approximately $1,768,837.

On August 14, 2023, we entered into an Amendment to the 2022 Promissory Note (the “Amendment”) with the noteholder. The amendment extends the maturity date to June 1, 2024 and provides that effective August 1, 2023, we are required to make monthly amortization payments of at least $800,000 commencing on August 31, 2023 until the 2022 Promissory Note is paid-in-full. The Amendment also removed the required payment of $1,768,837 that was due on August 1, 2023. We also granted the holder certain limited conversion rights, subject to advance payment and volume conditions. Conversions into shares of our common stock made pursuant to the limited conversion rights will be calculated on a conversion price equal to 90% of the lower of (i) the closing trading price of our common stock on the trading day immediately preceding the date for such conversion or (ii) the average closing trading price of our common stock for the five trading days immediately preceding the date for such conversion. If the holder elects to convert pursuant to the limited conversion option, such conversions will reduce the current month’s monthly amortization payment. Any conversions in any given month in excess of the $800,000 monthly payment will be applied to reduce the following month's required monthly amortization payment. In connection with the amendment, we agreed to pay an extension fee equal to approximately $708,000, which is 10% of the outstanding principal balance of the 2022 Promissory Note at the time of entering into the Amendment. The Amendment also provides that the outstanding balance shall accrue interest at a rate of 8% beginning on August 1, 2023, and payment deferrals are no longer permitted under the 2022 Promissory Note.
Until amounts due under the 2022 Promissory Note, as amended, are paid in full, the Company agreed, among other things, to: (i) timely make all filings under the Securities Exchange Act of 1934, (ii) ensure the Company’s common stock continues to be listed on the Nasdaq Capital Market, (iii) ensure trading in the Common Stock will not be suspended or otherwise cease trading on the Company’s principal trading market, (iv) prohibit the

Company from making any issuing or incurring any debt that is senior to the 2022 Promissory Note other than trade payables entered into in the ordinary course of business or enter into any Variable Rate Transaction (as defined in the 2022 Promissory Note).

Upon the occurrence of certain events described in the 2022 Promissory Note, including, among others, our failure to pay amounts due and payable under the 2022 Promissory Note, events of insolvency or bankruptcy, failure to observe covenants contained in the Purchase Agreement and the 2022 Promissory Note, breaches of representations and warranties in the Purchase Agreement, and occurrence of certain transactions without the noteholder’s consent (each such event, a “Trigger Event”), the noteholder shall have the right, subject to certain exceptions, to increase the balance of the 2022 Promissory Note by 15% for a Major Trigger Event (as defined in the 2022 Promissory Note) and 5% for a Minor Trigger Event (as defined in the 2022 Promissory Note). If a Trigger Event is not cured within five (5) trading days of written notice thereof from the noteholder, it will result in an event of default (such event, an “Event of Default”). Following an Event of Default, the Lender may accelerate the 2022 Promissory Note such that all amounts thereunder become immediately due and payable, and interest shall accrue at a rate of 15% annually until paid.

As of the Record Date, the outstanding balance of the 2022 Promissory Note, including accrued interest was approximately $5,143,000.

The foregoing descriptions of the Purchase Agreement and the 2022 Promissory Note are summaries, do not purport to be complete, and are qualified in their entirety by reference to the Purchase Agreement and the 2022 Promissory Note, which are filed as Exhibits 10.1 and 10.2, respectively, to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2022.

Pursuant to Nasdaq Rule 5635(d) (the "Issuance Cap"), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction.

In light of this rule, the Amendment provides that, unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company is prohibited from issuing any shares of common stock upon conversion of the outstanding balance of Amendment, pursuant to the terms of the Amendment, if the issuance of such shares of common stock would exceed 19.99% of the Company’s outstanding shares of common stock as of August 14, 2013 or otherwise exceed the aggregate number of shares of common stock which the Company may issue without breaching its obligations under the rules and regulations of Nasdaq. Furthermore, the Company agreed to use commercially reasonable efforts to obtain any requisite stockholder approval of the issuance of shares if the number of shares of our common stock issued pursuant to the conversion rights in the Amendment is within thirty percent (30%) of the Issuance Cap.

Reasons for the Transaction and Effect on Current Stockholders

The Board has determined that the ability to issue securities pursuant to the Amendment is in the best interests of the Company and its stockholders because the right of the holder to convert the 2022 Promissory Note allows the Company to preserve liquidity for other corporate purposes, including the payment of costs and expenses necessary for the investment in growth in our business.

The issuance of securities pursuant to 2022 Promissory Note will not affect the rights of the holders of outstanding common stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders.

The Amendment provides that the noteholder is prohibited from converting the 2022 Promissory Note to the extent the holder would beneficially own more than 4.99% (or 9.99%, if the holder elects the higher threshold) of the Company’s outstanding shares of common stock after such conversion. Unlike Nasdaq Rule 5635 and the corresponding provisions of the Amendment, which limit the aggregate number of shares the Company may issue to the noteholder of the 2022 Promissory Note, this beneficial ownership limitation limits the number of shares the holder may beneficially own at any one time. Consequently, the number of shares the holder may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of common stock increases over time. In addition, the holder may sell some or all of the shares it receives under the 2022 Promissory Note, permitting it to acquire additional shares in compliance with the beneficial ownership limitation. We are not seeking stockholder approval to lift such ownership limitation.

Required Vote and Recommendation

The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote for this proposal is required to approve the issuance of shares of common stock to Streeterville.

The Board recommends a vote FOR the approval of the Streeterville Transaction Proposal.

PROPOSAL 5

LINCOLN PARK TRANSACTION PROPOSAL

On August 22, 2023, Phunware, Inc. (the “Company”) entered into a common stock Purchase Agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, the Company has the right, but not the obligation, to sell to Lincoln Park up to $30,000,000 (the "Commitment Amount") of shares of the Company’s common stock (the “Purchase Shares”) from time to time over the 24-month term of the Purchase Agreement. Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”) pursuant to which the Company agreed to register the sale of the shares of the Company’s common stock that have been and may be issued to Lincoln Park under the Purchase Agreement pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-262461) (the “Registration Statement”) or a new registration statement.

We are submitting this Proposal 5 to you in order to obtain the requisite stockholder authorization which is required under Nasdaq Listing Rules 5635 (a), (b) and (d) (i) if we sell shares of our common stock to Lincoln Park in excess of 19.99% of our outstanding shares of common stock as of the date we enter into the Purchase Agreement, (ii) if sales of our common stock under the Purchase Agreement constitute a change of control, or (iii) if sales of our common stock under the Purchase Agreement would be deemed to be in connection with the acquisition of another company’s stock or assets requiring stockholder approval under Nasdaq Listing Rule 5635(a), in each case as more fully described below.

Agreement with Lincoln Park

Under the Purchase Agreement, we may, from time to time over a 24-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, on any business day selected by us, direct Lincoln Park to purchase up to 250,000 shares of our common stock subject to adjustment as set forth below, on such business day (or the purchase date), which we refer to as a "Regular Purchase," provided, however, that (i) a Regular Purchase may be increased to up to 350,000 shares if the closing sale price of our common stock on The Nasdaq Capital Market ("Nasdaq") is not below $0.20 on the applicable purchase date; (ii) a Regular Purchase may be increased to up to 450,000 shares if the closing sale price of our common stock on Nasdaq is not below $0.30 on the applicable purchase date; (iii) a Regular Purchase may be increased to up to 550,000 shares if the closing sale price of our common stock on Nasdaq is not below $0.50 on the applicable purchase date; and (iv) a Regular Purchase may be increased to up to 650,000 shares if the closing sale price of our common stock on Nasdaq is not below $0.75 on the applicable purchase date. Lincoln Park’s committed obligation under any single regular purchase, subject to certain exceptions, cannot exceed $1,000,000. We may direct Lincoln Park to purchase shares in Regular Purchases as often as every business day, so long as the closing sale price of our common stock on such business day is not less than the floor price of $0.10 per share.

The purchase price per share for each such Regular Purchase will be equal to the lesser of:

•	the lowest sale price for our common stock on Nasdaq on the purchase date of such shares; and
•	the arithmetic average of the three (3) lowest closing sale prices for our common stock on Nasdaq during the ten (10) consecutive business days prior to the purchase date of such shares.

In addition, the Company may also direct Lincoln Park, on any business day on which the Company has submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase, to purchase an additional amount of the Company’s common stock (an “Accelerated Purchase”) of up to the lesser of:

•	300% of the number of shares purchased pursuant to such Regular Purchase; or
•	30% of the aggregate shares of our common stock traded on Nasdaq during the period on the trading day immediately following the purchase date for such Regular Purchase (the “Accelerated Purchase Date”), beginning at the commencement of regular trading on Nasdaq (or such later time on such Accelerated Purchase Date as mutually agreed by us and Lincoln Park specified in the Accelerated Purchase notice for such Accelerated Purchase), and ending at the close of regular trading on Nasdaq on such Accelerated Purchase Date, or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed prior to the close of regular trading on Nasdaq on the applicable Accelerated Purchase Date, ending at such earlier time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase Date (the “Accelerated Purchase Measurement Period”).

The purchase price per share for each such Accelerated Purchase will be equal to 96% of the lower of:

•	the closing sale price of our common stock on Nasdaq on the applicable Accelerated Purchase date; and
•	the volume-weighted average price of our common stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date.

The Company may also direct Lincoln Park, on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been delivered to Lincoln Park in accordance with the Purchase Agreement, to purchase an additional amount of the Company’s common stock (an “Additional Accelerated Purchase”) as described in the Purchase Agreement.

The purchase price per share for each such Additional Accelerated Purchase will be equal to 96% of the lower of:

•	the closing sale price of our common stock on Nasdaq on the applicable Additional Accelerated Purchase date; and
•	the volume-weighted average price of our common stock on Nasdaq during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase Date.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.
The Purchase Agreement prohibits the Company from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of common stock then beneficially owned by Lincoln Park, would result in Lincoln Park and its affiliates exceeding a cap equal to 4.99% (the “Beneficial Ownership Cap”), of the Company’s then issued and outstanding shares of common stock, which Lincoln Park may, in its sole discretion, increase to up to 9.99% of the Company’s outstanding shares of common stock by delivering written notice thereof to the Company, which shall not be effective until the 61st day after such written notice is delivered to the Company.

We agreed to issue Lincoln Park up to 1,360,503 shares of our common stock upon execution of the Purchase Agreement as an initial fee for its commitment to purchase shares of our common stock at our direction from time to time under the Purchase Agreement (the “Initial Commitment Shares”) and up to 680,252 additional shares of our common stock that we will issue to Lincoln Park pro rata only as the Commitment Amount is funded, if and when we determine, in our sole discretion, to sell such Purchase Shares to Lincoln Park (the “Additional Commitment Shares” and, together with the Initial Commitment Shares, the “Commitment Shares”). Lincoln Park has agreed not to cause or engage, in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s common stock.

The Purchase Agreement may be terminated by the Company at any time, for any reason and without any payment or liability to the Company, by giving notice to Lincoln Park to terminate the Purchase Agreement with effect one business day after the notice has been received by Lincoln Park. The Company may deliver purchase notices under the Purchase Agreement, subject to market conditions, and in light of the Company’s capital needs, from time to time and under the limitations contained in the Purchase Agreement. Any proceeds that the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes.

The issuance of the Purchase Shares and Commitment Shares is being made pursuant to the Company’s Registration Statement, and the Company’s prospectus supplement relating to this transaction, which we filed with the SEC on August 23, 2023, that forms part of the Registration Statement.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and the Registration Rights Agreement are filed as Exhibits 10.1 and 10.2, respectively to the Form 8-K we filed with the SEC on August 22, 2023. The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to such exhibits.

The Purchase Agreement and Registration Rights Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and Registration Rights Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports the Company may file with the Securities and Exchange Commission.

Requirement to Seek Stockholder Approval

As a result of our listing on The Nasdaq Capital Market, issuances of our common stock are subject to the Nasdaq Marketplace Rules, including Rules 5635(d), 5635(a) and 5635(b). Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of more than 19.99% of our outstanding shares of our common stock (or securities convertible into or exercisable for shares of our common stock) at a price less than the lower of (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

In no event may we issue or sell to Lincoln Park under the Purchase Agreement more than 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”) unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of common stock to Lincoln Park under the Purchase Agreement equals or exceeds the closing price of our common stock immediately prior to the date that the Purchase Agreement is executed, such that issuances and sales of the common stock to Lincoln Park under the Purchase Agreement would be exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the Purchase Agreement will specifically provide that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.

Nasdaq Listing Rule 5635(a) requires us to obtain stockholder approval prior to any potential issuances of our common stock that would be made in connection with the acquisition of another company’s stock or assets if (i) the common stock that we would be issuing in such transaction would (1) have voting power equal to or in excess of 20% of the voting power outstanding before such issuance or (2) would be in excess of 20% of the number of shares of common stock outstanding before such issuance or (ii) if any of our directors, officers or substantial stockholders have a 5% or greater interest, directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the potential issuance of common stock could result in an increase in outstanding common shares or voting power of 5% or more.

Nasdaq Listing Rule 5635(b) generally requires us to obtain stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control. Pursuant to applicable Nasdaq guidance, a change of control may generally be deemed to occur when an investor would own or have the right to acquire 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position of the issuer. However, in determining if a change of control has occurred (and stockholder approval is required), Nasdaq will consider all circumstances concerning the transaction and may determine that a change of control has occurred even if the number of shares of common stock or voting power that an investor has a right to acquire is less than 20%.

Under applicable listing rules of Nasdaq, the Company is prohibited from issuing to Lincoln Park more than 24,246,099 shares of common stock under the Purchase Agreement (the “Exchange Cap”), including Purchase Shares and Commitment Shares, such maximum number of shares representing 19.99% of the outstanding shares of the Company’s common stock immediately prior to execution of the Purchase Agreement, unless (i) the Company first obtains stockholder approval in accordance with applicable Nasdaq listing rules to issue shares in excess of the Exchange Cap to Lincoln Park under the Purchase Agreement or (ii) the average price paid by Lincoln Park for all shares of common stock issued by the Company under the Purchase Agreement is equal to or greater than the Base Price, as defined in the Purchase Agreement, such that the Exchange Cap will not apply under applicable Nasdaq listing rules to limit issuances and sales of common stock to Lincoln Park pursuant to the Purchase Agreement. In any event, the Purchase Agreement specifically provides that we are not required or permitted to issue, and Lincoln Park is not required to purchase, any shares of common stock under the Purchase Agreement if the issuance would violate the rules or regulations of Nasdaq.

Based on the closing sale price of our common stock of $0.167 on October 9, 2023, which reports our lowest closing sale price since January 1, 2023 as reported on the Nasdaq Capital Market, to fully utilize the $30.0 million facility, we would need to issue approximately 179.6 million shares, which would be in excess of the Exchange Cap as of October 9, 2023. Further, we may use the proceeds we receive under the Purchase Agreement for any permitted purpose including the acquisition of another company’s stock or assets, although we do not currently intend to pursue any such acquisition. In order to fully utilize the $10.0 million expected to be available under the Purchase Agreement we are required to obtain stockholder approval pursuant to Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d) to permit issuances of our common stock (including the issuance of more than 19.99% of our common stock) to Lincoln Park pursuant to the Purchase Agreement. Accordingly, we are seeking stockholder approval for the issuance of shares in excess of the Exchange Cap.

Effect of Failure to Obtain Stockholder Approval

If this proposal is not approved by our stockholders at the Annual Meeting, we will not be permitted to issue shares of common stock to Lincoln Park under the Purchase Agreement in excess of the Exchange Cap, unless the average price of all sales and issuances of common stock to Lincoln Park under the Purchase Agreement equals or exceeds the Minimum Price (as defined under Nasdaq Rule 5635(d)(1)(A)), such that issuances and sales of our common stock to Lincoln Park under the Purchase Agreement would be exempt from the Exchange Cap limitation, and we may not issue shares under the Purchase Agreement if the issuance would violate Nasdaq Listing Rules 5635(a) and (b). If, as a result of failing to obtain stockholder approval, we are prohibited from issuing shares of common stock to Lincoln Park under the Purchase Agreement in excess of the Exchange Cap (or in an amount that would violate Nasdaq Listing Rules 5635(a) or (b)), we would likely be required to seek alternative sources of financing sooner than if we obtain stockholder approval under this proposal and are able to access the maximum amount of $30.0 million under the Purchase Agreement.

Reasons for Transaction and Effect on Current Stockholders

Our Board has determined that the Purchase Agreement with Lincoln Park is in the best interests of the Company and its stockholders because the right to sell shares to Lincoln Park provides the Company with a reliable source of capital and the ability to access that capital when and as needed.

Dilution

The Purchase Agreement will not affect the rights of the holders of outstanding common stock, but the sale of shares to Lincoln Park pursuant to the terms of the Purchase Agreement will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders. For example if we were to sell to Lincoln Park all 179.6 million shares (which is the maximum number of shares we could sell under the anticipated terms of the Purchase Agreement at a price equal to the lowest closing price of our common stock since January 1, 2023 as reported on www.nasdaq.com) for which we are seeking stockholder approval to issue under the Purchase Agreement, Lincoln Park would beneficially own approximately 62.7% of the outstanding shares of the Company after such issuances on a pro forma basis, as of June 30, 2023.

Beneficial Ownership Limitation and Control Considerations

Notwithstanding the foregoing, the Purchase Agreement provides that the Company shall not issue, and Lincoln Park shall not purchase, any shares of our common stock under the Purchase Agreement if such shares proposed to be issued and sold, when aggregated with all other shares of our common stock then owned beneficially (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended) by Lincoln Park and its affiliates, would result in the beneficial ownership by Lincoln Park and its affiliates of more than 9.99% of our then issued and outstanding shares of common stock (the “Beneficial Ownership Limitation”). This Beneficial Ownership Limitation limits the number of shares Lincoln Park may beneficially own at any one time to 9.99% of our outstanding common stock. Consequently, the number of shares Lincoln Park may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of our common stock increases over time. Lincoln Park may sell some or all of the shares it purchases under the Purchase Agreement, permitting it to purchase additional shares in compliance with the Beneficial Ownership Limitation.

Effect of Approval

If this proposal is approved by our stockholders, we will be able to issue shares in a greater number than permitted by the Exchange Cap to Lincoln Park under the Purchase Agreement, up to a maximum of $20.0 million of our common stock. If approved, we will be able to sell shares of our common stock under the Purchase Agreement from time to time, at our sole discretion, over the 24-month period beginning on August 23, 2023. Based on the closing price of our common stock of $0.167 per share on October 9, 2023 (which is the lowest closing sale price of our common stock since January 1, 2023 as reported on Nasdaq.com), the maximum number of shares we could issue and sell under the Purchase Agreement would be approximately 179.6 million shares. The actual purchase price for Regular Purchases will equal the lesser of (i) the lowest sale price of our common stock on the purchase date, or (ii) the arithmetic average of the three lowest closing sale prices for our common stock during the ten consecutive trading days ending on the trading day immediately preceding the purchase date. While the number of shares of common stock that we may issue would fluctuate from time to time based on the price of our common stock (and, as a practical matter, may be limited by the Beneficial Ownership Limitations and SEC rules limiting the number of shares that we may sell under our registration statement on Form S-3), we would seek additional stockholder approval before agreeing to any increase in the value of the shares of common stock we may issue to Lincoln Park under the Purchase Agreement above $30.0 million.

The additional shares that we could issue to Lincoln Park will result in greater dilution to existing stockholders and may result in a decline in our stock price or greater price volatility.

Each additional share of common stock that would be issuable to Lincoln Park would have the same rights and privileges as each share of our currently authorized common stock.

Required Vote and Recommendation

The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote for this proposal is required to approve the issuance of shares of common stock to Lincoln Park pursuant to Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d).

The Board recommends a vote FOR the approval of the Lincoln Park Transaction Proposal.

OTHER MATTERS

Note About Forward-Looking Statements

This proxy statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this proxy statement, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Information Referenced in this Proxy Statement

The content of the websites referred to in this proxy statement are not incorporated into this proxy statement. Our references to the URLs for any websites presented are intended to be inactive textual references only.

Stockholder Engagement and Communications

Stockholders may contact the Board about bona fide issues or questions about Phunware by sending a letter to the following address: Phunware, Inc., 1002 West Avenue, Austin, Texas 78701, Attention: Secretary. Each communication should specify the applicable addressee or addressees to be contacted, the general topic of the communication, and the number of shares of our stock that are owned of record (if a record holder) or beneficially. If a stockholder wishes to contact the independent members of the Board, the stockholder should address such communication to the attention of the Chairman of the Board at the address above.

Our Secretary monitors these communications and will provide a summary of all received messages to the Board at each regularly-scheduled meeting of the Board. The Board generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the Board or non-management director, of independent advisors or of Company management, as our Secretary considers appropriate. Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary. In addition, material that is unduly hostile, threatening, illegal, or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. More information about investor relations is available on our website at https://investors.phunware.com.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Phunware, Inc. Direct your written request to Investor Relations, Phunware, Inc., 1002 West Avenue, Austin, Texas 78701; Telephone: (512) 394-6837; Email: investorrelations@phunware.com. Upon written or oral request, the Company will provide a separate copy of the Notice of Internet Availability of Proxy Materials. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers or the Company at the address stated above.

Other Business

The Board knows of no other business that will be presented for consideration at the Annual Meeting. If any other business is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Michael Snavely
Michael Snavely
Director and Chief Executive Officer

November [__], 2023

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Phunware, Inc., 1002 West Avenue, Austin, TX 78701, Attention: Secretary. Stockholders may also request a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, by sending an e-mail to investorrelations@phunware.com.

ANNEX A

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
PHUNWARE, INC.

Phunware, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1. The name of the Corporation is Phunware, Inc. The date of the filing of its original Certificate of     Incorporation with the Secretary of State of the State of Delaware was December 26, 2018.

2. Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Certificate of Incorporation of the Corporation (the “Charter”).

3. This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

4. Upon this Certificate of Amendment becoming effective, the Charter is hereby amended as follows:

ARTICLE IV. Section C. “Common Stock” is hereby amended to add the following:

“4. Effective as of 5:00 p.m. Eastern Time on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each [between 10 and 50 as determined by the Board] shares of Common Stock issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). There shall be no fractional shares issued in connection with the Reverse Stock Split. A holder of record of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive one full share. Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock ( an “Old Certificate”) that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests described above.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed as of the date set forth below.

[___], 2023	PHUNWARE, INC.

Michael Snavely
Director and Chief Executive Officer

PHUNWARE

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

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Phunware, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of October 26, 2023

DATE: Wednesday, December 20, 2023
TIME: 11:00 AM, Eastern Time
PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/PHUN for more details.

This proxy is being solicited on behalf of the Management

The undersigned hereby appoints Alan S. Knitowski and Randall Crowder (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Phunware, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Phunware, Inc.

Annual Meeting of Stockholders

Please make your marks like this: **X**

MANAGEMENT RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3, 4 AND 5

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Signature (and Title if applicable) ____________ Date ____________ Signature (if held jointly) ____________ Date ____________